UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida		34108-2710
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2011, Health Management Associates, Inc. (the “Company”) appointed Pascal J. Goldschmidt, M.D., F.A.C.C., to its Board of Directors. Dr. Goldschmidt’s appointment as a director increased the number of members serving on the Company’s Board of Directors from nine to ten. Dr. Goldschmidt was not appointed to serve on any of the committees of the Board of Directors.

Dr. Goldschmidt, a cardiologist and cardiovascular researcher, is the Senior Vice President for Medical Affairs and Dean of the University of Miami Leonard M. Miller School of Medicine. He also serves as Chief Executive Officer of the University of Miami Health System, which includes three hospitals and more than two dozen outpatient facilities in five Florida counties. Prior to joining the University of Miami in April 2006, Dr. Goldschmidt was on the faculty of Duke University Medical Center where he served as the Chairman of the Department of Medicine and Chief of the Division of Cardiology. Before joining the faculty of Duke University Medical Center in 2000, Dr. Goldschmidt was the Director of Cardiology at The Ohio State University College of Medicine and Public Health. Additionally, Dr. Goldschmidt currently serves on the Boards of Directors of MEDNAX, Inc. and OPKO Health, Inc., both of which are publicly-traded companies.

There are no arrangements or understandings between Dr. Goldschmidt and any other persons with respect to his appointment as a director. Since January 1, 2010, there have been no transactions, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Dr. Goldschmidt, or any member of his immediate family, had, or will have, a direct or indirect material interest.

Dr. Goldschmidt will receive equity and cash compensation in accordance with the Company’s previously adopted compensation arrangements for independent directors, as described under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2011. Such description is incorporated herein by reference. Upon his appointment as a director, Dr. Goldschmidt was granted an initial equity award of 7,520 shares of deferred stock, which was determined by reference to the market value of the Company’s common stock at the close of business on June 2, 2011. Such equity award, which is subject to a four-year vesting schedule, is a pro rata allocation for Dr. Goldschmidt’s 2011 service on the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: June 2, 2011	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President-Finance